UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JUNE 24, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Address of principal executive offices)

(212) 886-4590
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

4C Controls Inc. (“4C Controls” or the “Company”) has refined its business plan and is now seeking to commence operations according to the business model described in this Current Report on Form 8-K (this “Report”). Accordingly, the Company is disclosing general information about the Company, descriptions of business and strategy, biographical information of officers and Directors and risk factors regarding the Company and its business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this Report, the words “estimates,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should” and variations of these words or similar expressions (or the negative versions of any these words) are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we can give no assurance that management’s expectations, beliefs and projections will be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the results referred to in the forward-looking statements contained in this Report. Important factors outside the scope of our control could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Report.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Unless otherwise provided in this Report, references to “4C Controls,” the “Company,” “we,” “us,” and “our” refer to 4C Controls Inc. (formally known as Amecs Inc.).

4C CONTROLS - VISION, MISSION, STRATEGY

Vision

The Company plans to position itself as a leading international security and surveillance group serving security and surveillance markets worldwide.

Mission

In the wake of increasing security threats and global terrorism, safety and security are more crucial than ever to governments, individuals, commercial and residential sectors.

4C Controls mission is to provide high technology integrated security solutions aiming to achieve real-time early warning and reducing time scales from threat-detection to threat termination in the field.

The Company’s aim is to achieve global superiority through cutting edge technology and industrial development, offering diverse and integrated security and surveillance solutions.

Strategy

The Company’s strategy focuses on technology as the key driver of growth as security markets shift towards more integrated security solutions.

•	4C Controls intends to offer high technology integrated security solutions providing real-time early warning and reduction of time scales from threat-detection to termination in the field.

•
4C Controls plans strategic mergers and acquisitions in the global security industry in order to speed up access to the industry and strengthen the Company’s ability to design, manage and integrate cutting edge technological security solutions and achieve comprehensive service offerings.

•	4C Controls intends to primarily focus on acquisition of technologies and large distribution networks in the following market sectors:

•	Satellite based earth observation images, technologies and applications covering the entire Earth Observation (“EO”) value-chain from manufacturing to value-added services.

•	Security and surveillance systems and technologies, including:

•	Surveillance of oil & gas pipelines, coastal and border areas;
•	Infrastructure, airport and harbor security systems;
•	Electronic Surveillance / CCTV and Biometrics access control systems;
•	Cyber protection; and
•	Real time systems (RTLS) for moving targets and assets tracking.

4C Controls Business Segments

I. SATELLITE BASED HIGH RESOLUTION EARTH OBSERVATION (EO) IMAGES, TECHNOLOGIES AND APPLICATIONS
Satellite Business: Strategy

The Company’s satellite business strategy is to cover the entire EO value-chain from manufacturing to value-added services.

The Company intends to focus on various business segments with the core principle that all business marketing and branding of the Company be positioned to present integrated total solutions for customers to enable their operating costs to be reduced and security to be measurably improved.

Satellite Business: Technologies

SAR Satellites Manufacturing

SAR Satellites

Remote imaging is the process of observing, measuring and recording objects or events from a distance using a variety of sensors mounted on satellites. The market for remote imaging includes the sale of imagery and related products and services by imagery suppliers. It also includes satellite development, construction and operations by commercial and government users.

Formerly, all satellite imagery systems were either military surveillance platforms or were sponsored by large national and international civil space agencies, which primarily used satellites to monitor meteorological conditions and environmental changes on the Earth’s surface. Historically, the only commercial operators of remote imaging satellites were quasi-governmental entities with low-resolution satellite systems which had limited capability.

Currently, there are only a limited number of commercial providers of satellite imaging services, which collectively address only a portion of the market opportunities in the remote imaging industry. The market for satellites is fragmented, immature and complex, and is not developing as a mass market. The Company’s focus is on the commercial use of high-resolution and high-performing SAR satellites which is a high potential niche growth segment of the satellite market.

The Company believes that the high resolution SAR market is at an early stage of development with the potential for profitable commercialization due to the increasing global need for security, surveillance and aerial photography. Currently, only one SAR satellite out of 13 (approximately 8%) in the market is registered for commercial use, compared with 72% commercial use in the entire satellite market.

The aftermath of the terrorist attacks on the U.S. on September 11, 2001 and the conflicts in Afghanistan, Iraq and the Middle East have significantly contributed to the increase in demand for satellite imagery to address security and intelligence gathering concerns for government and commercial users. Increasing reliance on commercial satellite imagery providers has been a high priority for many national governments and major corporate enterprises for surveillance and related security programs.

Near real-time global satellite imagery is expected to provide capability for commercial customers to map remote areas of the world efficiently and cost-effectively where no maps exist or where existing maps are obsolete. In addition, the SAR satellite imagery will facilitate monitoring of agricultural, forestry and fishing areas in near real-time mode to provide frequent and timely information to enhance business and government effectiveness.

The following assessments made by the Company, which the Company believes affect the entire satellite industry, offer significant potential value and attractive opportunities for the Company:

•	Satellites are expected to be able to image areas which are not accessible by airplanes because of restrictions on air space or because the areas are too remote.

•	The satellite business generally has very high barriers to entry and typically requires critical quickly evolving expertise which is not widely available.

•
Demand is apparently shrinking for larger satellites and industry sources indicate increasing demand for smaller satellites by governments and enterprises which previously could not reasonably access satellite technology.

•
Demand is expected to increase for satellite image products from new client groups who previously had no access to satellite technology, such as regional governments, scientists, tourism departments, logistics companies and image providers such as Google as well as private clients who wish to use satellite imagery for customized business purposes.

The Company’s satellite plan focuses on design, building and operation of small SAR satellites dedicated for earth observation and surveillance in a joint venture alliance with Polito and scientific research institutes. Polito has established BQT Polito Space Technologies SPA (“BP Space”), an Italian private stock company, for purposes of the alliance. Dr. Riccardo Maggiora, Director and Chief Technology Officer of 4C Controls, also serves as an officer and director of BP Space.

The Company plans to achieve competitive advantages in respect of customer orientation, price and performance through its strategic development plans.

The Company anticipates setting up high resolution synthetic aperture radar (SAR) satellite production facilities within the Polito Campus in Verres, Italy. Areas of operation are expected to include avionics (digital hardware design, RF and antenna design), telecommunications systems, firmware/ software design, aerospace (mechanical and thermal design, propulsion and mission specialists) assembly, integration and acceptance tests.

Initially, anticipated sales of SAR satellites are expected to be a key source of revenue for the Company. The development, manufacturing and launching of each SAR satellite is expected to have a 24 to 30 month production cycle. It is anticipated the first satellite will be operational in 2010. The Company plans to sell each satellite commercially competitive prices (including mission control) with variation depending on custom attributes. The Company anticipates that the purchase price to be paid by each customer will be paid in incremental advance installments.

Satellite Business: Images And Value-Added Services

Satellite Images - Ground Stations And Image Sales

The Company intends to establish satellite ground stations at commercially attractive locations for receiving, processing and analyzing high and medium resolution satellite images.  The Company anticipates entering into strategic alliance agreements regarding the operation of the satellite ground stations.

The Company presently intends to have one dual-band ground station and main user center located in the United Arab Emirates (UAE) with two future ground stations planned for Eastern Europe and Latin America. Each ground station center is expected to be strategically placed to maximize contact with procured satellites on their orbital paths. The image processing facility at each center is expected to house the hardware and software systems and personnel required to operate and control the satellites as well as process, store and distribute imagery.

The Company plans to commence its satellite images business with the construction of three Satellite Ground Stations at strategic locations for receiving, processing and analyzing high and medium resolution satellite images. The first station is expected to be completed during 2008. The Company plans to download images from major existing satellites in low equatorial orbit which are operated by world leading space agencies and companies. The Company anticipates entering into contracts with satellite operators that will define the covered territories and the permitted number of images to download per day. It is anticipated that the images will be sold mainly to governments and oil and gas companies within the covered territories.

4C Satellite Images & Technologies S.A. (“4C SATIMAGE”) a 100% owned subsidiary of the Company incorporated in Luxembourg, intends to set up, own and through strategic alliances operate the satellite ground stations.

4C SATIMAGE is in the final stage of negotiation with one of the world’s major SAR Satellite operators to download and distribute images in the region of the Middle East and the Arabian Gulf region.

4C SATIMAGE is also in advanced stage of negotiation with a major prospective governmental client to purchase approximately 50% of the images download capacity at the first ground station.

II. SECURITY AND SURVEILLANCE SYSTEMS AND TECHNOLOGIES

Security And Surveillance Systems And Technologies: Strategy

The Company intends to offer a variety of specialized proprietary security products as stand-alone systems and as part of fully integrated solutions.

Security And Surveillance Systems And Technologies: Proprietary Solutions

A. The Company intends to offer Ground Radar Systems to utilize technologies in the field of ground radar-based intrusion detection. The system plans are based on ranging ported coaxial cable sensors and high performance signal processing intrusion detection. The systems are expected have significant commercial applications for military and manufacturing facilities, airports, borders, and especially pipeline systems. The technology is also applicable to remote, unmanned technology locations owned by mobile phone companies, oil industry storage and distribution centers and other industrial assets. The ground radar technology to be deployed by the Company presents cutting edge efficiencies, including systems which can detect potential breach of pipeline security within a 360 degree field of vision over one kilometer. The Company believes that the economics of the ground radar systems present substantial business development opportunity for the Company.

B. The Company intends to offer Anti Eavesdropping Technology for video display and other ancillary electrical emissions based on innovative digital signal processing techniques, image processing and real time positioning systems. The technology has a significantly higher capability of protecting ancillary and ambient signals from unauthorized remote capture. The Company plans to offer the technology to major banks, companies and other application users who have critical needs to protect screen display data and other ancillary and ambient signals generated from communication and display devices.

C. The Company intends to offer Real Time Positioning System (RTPS) consisting of a fixed infrastructure of base stations and associated hardware and software to enable accurate real-time tracking of small battery powered (active) tags, which can be attached to people or objects, within the area covered by the base station infrastructure. Compared to Global Positioning Systems (GPS), RTPS provides greater accuracy (typically to a resolution of a few inches) and the ability to work in situations where GPS does not work (such as inside buildings) and with very small devices (active tags) with very small batteries. RTPS tracks objects continuously by means of a fixed infrastructure. The communications function allows the system to dynamically manage the tags, vary update rates, send paging commands, report battery status information and button press actions. In particular, the systems could not only detect unauthorized opening of shipping containers, but also speed up handling processes, for example in customs clearance. The Company believes that total logistics chains could therefore be protected without interruption from place of origin to destination at significant calculable savings.

D. The Company intends to offer Access Control Single card-based solutions for multiple applications that incorporates Biometric Access Control, Data Encryption, CCTV & Personal Identification Technology for Physical & Network security applications.

Security And Surveillance Systems And Technologies: Operations

The Company plans to utilize cutting edge technologies developed by Polito in the field of intrusion detection systems, radar systems for border and pipeline surveillance, RFID and RTLS for monitoring and surveillance. Key features of the ground segment include cost effective use of operations-proven commercially available or off-the-shelf component items, scalability, expandability, and high performing architecture in terms of response time, image quality, data volume and throughput and service availability. The Company intends to apply for patents in Europe and the USA on these technologies.

The Company has made a bid for the acquisition of a highly qualified manufacturer of security and surveillance products. If the acquisition is completed, this manufacturer would provide the Company with strong engineering and manufacturing capability of a superior product range based on technologies expected to be acquired and developed from Polito.

The Company intends to be involved in commercializing access control systems and support sales of biometrics, smart card readers, CCTV cameras and customized solutions for selected key clients. Access control management systems are sophisticated, intelligent and cost effective security applications that provide movement and access controls within a facility.

The Company’s mergers and acquisitions plans include acquiring radar engineering and production facilities with first class customer references (NATO and ISO certifications, excellent market standing). The capabilities intended to be acquired include areas of highly customized integrated electronics and optical systems for sales to the aerospace, defense, and transportation industry. The Company also intends to consummate its strategic alliance investments in BQT Solutions Ltd., an Australian company which specializes in access control systems, biometric and smart card readers, CCTV, cameras and customized developments for selected clients. Additional acquisitions are anticipated to include acquisition of cutting edge technology and first class customer base companies in the fields of electronic security.

NATO & ISO Certified Manufacturing

4C Controls is presently in final negotiations to acquire a well established and recognized European company (the “NATO and ISO company”) which is a provider of tailored and integrated electronics and optical systems for sale to various industries including aerospace, defense, automotive transportation and industrial automation. The Company anticipates that the expected completion of this acquisition will provide the Company with manufacturer status and create significant efficiencies in utilizing NATO and ISO certifications which are part of the manufacturer’s existing qualifications. The NATO and ISO company is structured around three business units:

•	Systems which provide turn-key solutions through collaborative project development and production;

•	Personal and client branded products sold worldwide and regionally respectively; and

•	Services and maintenance both client and calibration laboratory services and maintenance.

The NATO and ISO enterprise is pursuing a twofold strategic approach: (1) grow higher margin and more geographically dispersed systems solutions businesses; and (2) introduce business innovations through research and development capabilities and strong collaboration with top tier research centers.

Going forward, the NATO and ISO company has 6 major development programs in progress for fiscal years 2008-2010 including production of a ground radar series and co-development of new portable radar, new telemetry system, electronic security, and contributions to various defense and transportation system programs. The NATO and ISO company’s systems are expected to be part of key government and commercial aerospace and defense programs. The NATO and ISO company is recognized as a leading partner in delivering collaborative project development and cost effective engineered solutions; small scale systems integration and tailored production fully integrated with client supply chains; and through-life maintenance and system developments.

Future Alliances and Acquisitions

The Company intends to pursue a business model of international security and surveillance technology. The Company intends to acquire and create strategic affiliations with leading international security and surveillance enterprises serving security markets worldwide and establish an ability to design, manage and integrate state-of-the-art high technology security solutions with comprehensive and fully integrated service offerings. The Company anticipates acquiring technologies and large global distribution networks primarily in the market sectors of electronic surveillance/ global access control markets; and low-orbit high resolution satellites technologies and satellite images.

The Company also plans to acquire technologies with large footprint distribution networks in the market sectors of electronic surveillance/global access control markets and remote sensing technologies. The Company plans to acquire strategic interests in companies with these attributes in order to access the international security industry and strengthen the Company’s ability to design, manage and integrate cutting edge technological security solutions and achieve comprehensive service offerings to become a global leader.

4C CONTROLS STRATEGIC ALLIANCES

On March 3, 2008, we issued a press release announcing the change in our business model. At that date we also announced our plans to create a strategic alliance with a group of Australian companies including BQT Solutions Limited (“BQT Solutions”), BQT Satellites Ltd (“BQT Satellites”) and BQT Intelligent Security Systems Pty Ltd (“BQT Security,” and together with BQT Solutions and BQT Satellites, the “BQT Group”). On May 1, 2008, the Company entered into an Amended and Restated Securities Purchase Agreement with the BQT Group (the “Amended and Restated Securities Purchase Agreement”). On June 24, 2008, we issued a press release announcing that the actions contemplated in the Amended and Restated Securities Purchase Agreement have been approved by the Shareholders of BQT Solutions.

The purpose of the strategic alliance investments in BQT Solutions and BQT Satellites is to obtain marketing synergies and international branding for global products and service offerings. The 4C Controls acquisition of 40% of BQT Satellites will include synthetic aperture radar (SAR) satellite manufacturing facilities planned in Verres Italy in partnership with the Politechnico di Torino, one of the largest European technology institutes. The transaction is consistent with 4C Controls’ strategic plan to cover the entire value chain of high resolution earth observation satellite-based businesses, from satellite manufacturing and operation to images processing and sales to end users. The products, technologies and customer base of BQT Solutions combined with established relationships in the global security industry of the 4C Controls management team is expected to enhance the position of both companies in the access controls and biometrics market segments, and earth observation based satellites market segments. The capitalization of these strategic alliances through 4C Controls, especially the Satellite business unit, is expected to create unique growth opportunities for both companies.

The Company’s aggregate investment in BQT Solutions and BQT Satellites will be AUD$18 million. Under the terms of the Amended and Restated Securities Purchase Agreement, the AUD$4 million which the Company will invest in BQT Solutions will be invested in three tranches. The first tranche of AUD$1 million was invested in BQT Solutions on March 3, 2008 in consideration of which 5 million shares of BQT Solutions have been issued to the Company. Pursuant to the actions approved by shareholders of BQT Solutions, BQT Solutions will effectuate a 7-to-1 reverse split of the common stock of BQT Solutions (the “Consolidation”). The Company will invest in BQT Solutions, prior to the Consolidation, the second tranche, consisting of an aggregate of AUD$680,000 in consideration for the issuance of 3.4 million shares of BQT Solutions. After the Consolidation, the Company will invest in the third tranche, consisting of AUD$2.32 million, in consideration for the issuance of 11.6 million post-Consolidation shares of BQT Solutions. The total issuance of shares will equal approximately 4.5% equity interest in BQT Solutions. The Company will also be granted options to acquire an additional approximate 14.5% of BQT Solutions. The transactions will close within ten days after the second and third tranches are invested. Rudana Investment Group AG, the Company’s majority shareholder, has made a commitment to the Company to facilitate provision of the capital required for the closing of the BQT Group investments.

The Company will subscribe for the BQT Satellites shares as a capital increase. The Company’s investment is expected to enable BQT Satellites to commence operations of a business plan prepared by PriceWaterhouseCoopers. The BQT Satellites shares acquired by the Company will represent forty percent (40%) of the issued and outstanding shares of BQT Satellites.

As of the date of this Report, the Company’s strategic alliance financings and minority investments in BQT Solutions and BQT Satellite constitute cash and nominal investments and such transactions do not have the effect of causing the Company to cease being a shell company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as Amended (the “Exchange Act”). The Company expects to transition from such status after closing future transactions and will report the transition in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Board Of Directors And Senior Management

Set forth below is biographical information regarding the current officers and Directors of the Company as well as persons who shall commence services to the Company as of July 1, 2008.

Mr. Jean-Robert Martin. Mr. Jean-Robert Martin serves as Chairman of the Company’s Board of Directors. Mr. Martin is a recognized authority with a distinguished 46 year career in defense and security related technology initiatives. A French citizen, Mr. Martin previously served as general manager of Thales SA defense activities - including airborne and space systems, land and joint systems as well as naval systems and air defense - where he managed 33,000 employees in France, the United Kingdom, the Netherlands, Australia, Korea, South Africa, Greece, the U.A.E. and Saudi Arabia. Mr. Martin also served as a director of Thales Airborne Systems (a subsidiary of Thales SA), Qioptiq which is involved with optical components primarily sold in the United Kingdom, Germany and Singapore, SIRA, a private French company involved with machining aerospace high technology mechanical assemblies, and X-PM, a Paris-headquartered, private interim management company with primary operations in France and the People’s Republic of China.

Mr. Olivier de Vergnies. Mr. de Vergnies will commence his services on July 1, 2008 as the Chief Executive Officer of the Company. Mr. de Vergnies has previously served as Vice President, Head of the Middle East Division of Dexia Private Bank (Switzerland), Geneva from 2004 -2008 where he was responsible for Middle Eastern high net worth individuals, business acquisition and retention process, as well as the development of new financial structured products ideas and innovative private asset allocation. From 2000-2004 Mr. de Vergnies served Dexia Bank, Luxembourg as Vice President, Head of Strategy & Alliances where he was responsible for the marketing strategy and product development for Middle East clients segments across Luxembourg, Switzerland, France, Jersey and the United Kingdom. Mr. de Vergnies served as Global Strategic Coordinator for the Dexia Private Banking Group Executive Committee and managed the joint ventures optimization process with Banco Popular in Spain, multi-channel distribution, market watch process, international and internal communication.

Ms. Anne-Marie Pérus. Ms. Pérus will commence her services on July 1, 2008 as a Director of the Company and as Chief Executive Officer of 4C Advanced Security Surveillance & Technologies S.A. (“4CASST”), the wholly owned subsidiary of the Company which focuses on pipelines, borders and national strategic assets surveillance, advanced tracking systems for harbor and port security, and sensitive data protection. Ms. Pérus has over thirty years executive experience in the aerospace and defense industries. She has recently served from 2007-January 2008 as CEO of Global Security for European Aeronautic Defence and Space Company (EADS) where she managed a budget of over 1 billion Euros with activities in the field of homeland security, coastal surveillance and border security offerings throughout Europe, North Africa, the Middle East and Asia. She has also served from 2005-2007 as Chairman and CEO of EADS SOGERMA SERVICES, managing a budget of 600 million Euros and managing over 4,000 employees in a turnaround assignment which has resulted in profitable operations since 2007. From 1996-2005, Ms. Pérus served as Chairman and CEO of ALKAN. Prior to that, Ms. Pérus had undertaken numerous other successful executive assignments. Ms. Pérus holds degrees from Ecole Nationale Supérieure de l’Aéronautique et de l’Espace - Toulouse, the HEC Management Paris, the Institut des Hautes Etudes de la Défense Nationale, and the Institut National des Hautes Etudes de Sécurité. Ms. Pérus has been awarded the Chevalier de la Légion d’Honneur.

Dr. Riccardo Maggiora. Dr. Maggiora is a director of the Company and its Chief Technology Officer. Dr. Maggiora is an Associate Professor and member of Antenna and Electromagnetic Compatibility Laboratory (LACE) at the Politecnico di Torino, Italy (“Polito”). Dr. Maggiora is an active collaborator on several research projects with the Massachusetts Institute of Technology with whom he has been working for almost 20 years, as well as with the Oak Ridge National Laboratory. He is also an active participant in the U.S. Department of Energy's Scientific Discovery through Advanced Computing (SciDAC) program which brings together the world's top researchers to address challenging scientific problems. Professor Maggiora has more than ten years of experience in researching, designing and accomplishing the realization of a variety of radar and image processing systems, including space borne synthetic aperture radars. Professor Maggiora is the inventor of patented technologies in the area of ground intrusion detection radar. Dr. Maggiora also serves as a Director and as CEO of BQT Polito Space Technologies SPA (“BP Space”), the joint venture company of the Polito. Dr. Maggiora obtained his Laurea di Dottore in Ingegneria delle Telecomunicazioni (Communications Engineering) from Polito and his Dottorato di Ricerca (Ph.D.) in Ingegneria Elettronica e delle Comunicazioni (Communications and Electronics Engineering) at Polito. Since 2001 he has been teaching and supervising laboratory training courses at Polito including space borne synthetic aperture radars. Dr. Maggiora has served as a Director of the Company since January 20, 2008.

Mr. Philippe Aubay. Mr. Aubay will commence his service on July 1, 2008 as a Director of the Company and as Chairman of 4C Satellite Images & Technologies S.A., the wholly owned subsidiary of the Company which plans to focus on high resolution SAR satellites, design, development and production, building and operating the Company’s ground stations for downloading, processing and distribution of Satellite images with a special focus on SAR and high resolution optical satellites. Mr. Aubay has forty five years of aerospace and defense industry experience. He joined MATRA Space, a subsidiary of the Lagardere Groupe, in 1964 and was in charge of the electrical system for Asterix, the first French satellite launched by the French launcher, Diamant A in 1965. Through 1977, he was involved in several projects, including the Space Tug (cooperation between NASA and the European Space Agency) and French ballistic missile programs. In 1978, he was appointed SPOT program manager, the first French earth observation satellite, and he managed the complete project until the successful launch in 1986. This satellite was the first of a program of five satellites and is still in operation. In 1987, he was appointed HELIOS Program director which included the development of two satellites and a ground segment for three countries, France, Italy and Spain. The first satellite was successfully launched in 1995 and the system is still in operation. From 1994 through 2002, he served as Vice President of Space Defense Programs responsible for marketing as well as developments of programs in the field of secured communications, reconnaissance, electronic intelligence and early warning. Since 2004, Mr. Aubay has been a Senior Consultant for space business and involved in planning future defense programs in Europe and in France. Philippe Aubay is member of the International Academy of Aeronautic and Astronautic, eminent member of the Association Aeronautic and Astronautic of France. In 1986, he received the award “Chevalier de la Legion d’Honneur” from the French President after the success of the SPOT program.

Dr. Augustine Fou. Dr. Fou serves as an independent director of the Company. Dr. Fou earned his doctorate at the Massachusetts Institute of Technology Department of Materials Science and Engineering, with a minor in the Management of Technology from MIT's Sloan School of Management. Dr. Fou earned his BS summa cum laude in Chemistry from the University of Dallas. Dr. Fou has served as a consultant with McKinsey & Company. Dr. Fou is a founder of go-Digital Internet Consulting Group, Inc. and the Marketing Science Consulting Group, Inc.   Dr. Fou is Senior Vice President, Digital Lead of MRM Worldwide, a McCann WorldGroup company.

Mr. Jean-Louis Recordon. Mr. Recordon will commence his service on July 1, 2008 as Chief Operations Officer of 4C Advanced Security Surveillance & Technologies S.A. (4CASST), the wholly owned subsidiary of the Company which focuses on pipelines, borders and national strategic assets surveillance, advanced tracking systems for harbor and port security, and sensitive data protection. Mr. Recordon has 35 years of professional experience in the fields of public safety and the operational use of communications, command & control, intelligence management and border protection systems. Since 1998 he served as Advisor to MATRA Communication Company which became the European Aeronautic Defence and Space Company (EADS), one of the world’s largest aerospace and defense consortiums. From 1994-1998, as Colonel of the French Gendarmerie, Mr. Recordon served as its representative at the French Ministry of Interior, Police General Directorate, Central Judicial Police Directorate. In such capacity he was the Gendarmerie’s liaison to Interpol and Europol. From 1985-1993 he served as Head of the Paris Gendarmerie CID, specializing in the fight against organized crime, he led various criminal investigations in European countries, in Asia and the United States providing him with substantive knowledge of various police systems. From 1963 to 1998, Mr. Recordon served as an officer of the French Gendarmerie Nationale which included postings in a special unit dealing with security of the French President, in Germany as part of the French unit in charge of criminal investigations, and various command positions at regional and national levels as Commander of large police districts and regional units dealing with public safety, traffic police, public order, border security, delinquency prevention and judicial inquiries. Mr. Recordon is a graduate of the French National Institute of Advanced Studies for Security.

Mr. Gerald Sullivan. Mr. Sullivan serves the Company as Chief Financial Officer. Mr. Sullivan has served as President, Chief Executive Officer and Chief Financial Officer of the Industry Leaders Fund since 1999. Mr. Sullivan has more than ten years of experience in highly regulated financial reporting systems. Mr. Sullivan has also served as President and Chief Investment Officer of Claremont Investment Partners, L.L.C. since 1997. Mr. Sullivan obtained his undergraduate degree from Columbia University and holds an M.B.A. from the University of Chicago, Graduate School of Business. Mr. Sullivan has also served as the Company’s interim President and CEO prior to the effectiveness of the appointment of Mr. de Vergnies as CEO.

GENERAL INFORMATION

Corporate Structure of 4C Controls Inc.

4C Controls Inc. is a Nevada corporation and is the holding company for the business and operating units.

4C Satellite Images & Technologies S.A. is a Luxembourg corporation and is the wholly owned subsidiary of the Company which focuses on high resolution SAR satellites, design, development and production, building and operating the Company’s ground stations for downloading, processing and distribution of Satellite images with a special focus on SAR and high resolution optical satellites.

4C Advanced Security Surveillance & Technologies S.A. is a Luxembourg corporation and is the wholly owned subsidiary of the Company which focuses on pipelines, borders and national strategic assets surveillance, advanced tracking systems for harbor and port security, and sensitive data protection.

BQT Satellites Pty Ltd. is an Australian corporation which will be 40% owned by 4C Controls and will serve as satellite production and sales business unit of the Company. BQT Satellites expects to establish high resolution synthetic aperture radar (SAR) satellites production facilities in Italy. The principal facilities of the manufacturer, BQT Polito Space Technologies SPA, are planned to be in Verres, Italy, within the Politechnico di Torino campus. Areas of operation are expected to include avionics (digital hardware design, RF and antenna design), telecommunications systems, firmware/ software design, aerospace (mechanical and thermal design, propulsion and mission specialists) assembly, integration and acceptance tests.

BQT Solutions Ltd. is an Australian corporation of which 4C Controls will own approximately 4.5% direct equity ownership, together with options to acquire an additional 14.5%. 4C Controls will have beneficial ownership rights to approximately 19% of the corporation.

4C Gulf Image Ltd. is an Isle of Man company which is 75% owned by 4C SATIMAGE and will serve as a satellite images sales business unit for the Company.

BQT Polito Space Technologies SPA is an Italian company which is 75% owned by BQT Satellites and will serve as a principal developer of the Company’s satellites.

The Company

4C Controls Inc. was incorporated on December 28, 2004 in the State of Nevada. Our fiscal year end is December 31 of each year. The Company has a principal address in New York City at Rockefeller Center, 7th Floor, 1230 Avenue of the Americas, New York, NY 10020. We adjusted the share capitalization of the Company on December 18, 2007 when the Board of Directors declared payment of a stock dividend to stockholders of record as of January 2, 2008, where each stockholder of the Company received six additional shares of the Company’s common stock for each one share of the Company’s common stock held of record as of the record date. We changed our name from Amecs Inc. to 4C Controls Inc. on February 12, 2008. Since the inception of the Company we have not had any revenues or material operations and we have incurred nominal losses. Our Company operations currently consist of the development of our new business model and the conceptualization of our strategic alliance business structure. The Company does not have full time employees in the United States and the officers of the Company serve on a part time basis. The Company intends to commence full time operations as soon as reasonably possible, and upon supplemental capitalization, the Company expects to commence mergers and acquisitions activities.

Company Securities

The Company’s authorized share capital as of the date of this Report consists of 100 million shares of Common Stock. The Company intends to seek shareholder authorization to increase share capital during the foreseeable future to permit the issuance of additional shares of common stock. The increase in authorized capital is expected to permit private offerings of equity capital and facilitate additional mergers, acquisitions and strategic alliances to be made by the Company in accordance with the Company’s business model. The Company does not have any authorized preferred stock and does not plan to authorize or issue preferred stock during the foreseeable future.

The Company anticipates issuing additional shares of common stock in the future to raise equity capital and facilitate additional mergers, acquisitions and strategic alliances, as well as other corporate purposes, including, without limitation, issuances of incentive options to officers, directors, key employees and consultants. All shareholders will be subject to dilution from such future issuances.

Common Stock

All of the Company’s common stock is par value, $.00001 per share. The rights and obligations of the holders of common stock are governed by the Company’s Articles of Incorporation and By-Laws as well as applicable provisions of the Nevada Revised Statutes. The following briefly summarizes some of the principle rights of the holders of the common stock:

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Holders of shares of common stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Company which are by law available therefore, dividends payable either in cash, in property, or in shares of common stock;

•	Holders of common stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•	Every holder of common stock shall be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of the Company;

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In the event of liquidation, dissolution, or winding up of the affairs of the Company, after payment of all liabilities of the Company, holders of common stock shall be entitled to share ratably in the remaining net assets of the Company; and

•	The common stock is not subject to redemption.

All shares of common stock previously issued and outstanding are fully paid and non-assessable.

Dividend Policy

The Company does not intend to declare or pay any stock or cash dividends in the foreseeable future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by the Board of Directors, based upon the Board of Directors’ assessment of the financial condition of the Company, its earnings, its need for funds, and other factors, including any applicable laws. The Company is not currently a party to any agreement restricting the payment of dividends.

Stock Ownership

The majority stockholder of the Company is Rudana Investment Group AG (“Rudana”) a Swiss-based investment group, which acquired control of 4C Controls to serve as a public platform for the creation of strategic affiliations with leading international security and surveillance enterprises serving security markets worldwide. Rudana acquired approximately 80% of the issued and outstanding shares of common stock of the Company in December 2007 and subscribed to the offering in an amount equal to AUD$1 Million. In consideration for the payment on behalf of the Company for initiation of the Company’s new business model, Rudana was issued 470,450 shares of Common Stock at a purchase price of $2.00 per share and was also granted warrants exercisable for the purchase of an additional 117,613 shares of Common Stock at a purchase price of US$0.25 per share. The Rudana holdings in the Company as of the date of this Report consist in the aggregate of 34,914,671 shares including shares underlying the warrants. Rudana is a non-U.S. person as such term is defined in the U.S. securities laws, and pursuant to the exemption of Regulation S Rudana may sell or transfer its shares of Company stock to other non-U.S. persons without registration and without Company consent if such transfers are made in accordance with applicable exemptions from registration and Regulation S, promulgated under the Securities Act of 1933, as amended. The Company believes all other stockholders of the Company are widely disbursed without any significant blocks of Company stock subject to control of other stockholders.

The Company plans to establish an incentive option plan for officers and directors, key employees and consultants (the “Plan”). The amount of shares to be reserved under the Plan will be determined by the Company’s Board of Directors at its sole discretion in accordance with applicable laws, rules and regulations. The Company’s Board of Directors may issue Company shares, options and other equity instruments in connection with employment agreements, acquisitions, strategic alliance initiatives and other arrangements which the Board of Directors deems to be in the best interests of the Company and its shareholders. On June 11, 2008 (the “Date of Grant”) the Company granted options, not included in the Plan, to purchase ten thousand (10,000) shares of the Company’s common stock at a purchase price of $5.10 (such purchase price being equal to the closing price of the Company’s common stock as quoted on the Nasdaq Over-the-Counter Bulletin Board on the date immediately preceding the Date of Grant) to each of the following officers and directors of the Company and its subsidiaries: Mr. Jean-Robert Martin, Mr. Philippe Aubay, Ms. Anne-Marie Pérus, Mr. Jean-Louis Recordon, Dr. Augustine Fou and Mr. Gerald Sullivan. The options for Mr. Martin, Dr. Fou and Mr. Sullivan will vest on June 11, 2009. The options for Mr. Aubay, Ms. Anne-Marie Pérus and Mr. Recordon will vest on July 1, 2009.

The Company has issued a warrant to Arimathea Limited in consideration for international corporate development services rendered on behalf of the Company with respect to strategic alliances business structures. Assuming exercise in full of the warrant by Arimathea, the Company would realize approximately $70 million in proceeds. The warrant is exercisable for 20 million shares of common stock at an exercise price of US$3.45 per share which was the closing publicly traded market price of the Company’s stock on the date immediately preceding the date of grant of the warrant. Under the terms of its warrant, Arimathea will not be permitted to exercise and own more than 4.9% of the Company’s common stock at any given time. The warrant will terminate ten years after the date of issuance.

The Company intends to seek additional equity capital during the foreseeable future. The issuances of Company securities in respect of such capital together with securities issued in respect of mergers, acquisitions, strategic alliances and other corporate purposes, including a Company option plan, will have the effect of diluting the interests of all shareholders of the Company. The Company may seek to increase its authorized capital stock for purposes of pursuing mergers, acquisitions, strategic alliances and other corporate purposes.

Listing of the Company’s Securities

The Company’s common stock is quoted for trading on the NASDAQ Over-The-Counter Bulletin Board (OTCBB) under the trading symbol FOUR; on the Frankfurt Stock Market (Open Market) under the trading symbol CO5; and the Berlin Stock Exchange under trading symbol A0NE03. The Company intends to apply for listing of its common stock for trading on the NASDAQ Stock Market (“NASDAQ”) as well as other European exchanges such as the Paris Bourse and the Milan Stock Exchange as and when the Company may qualify for such listings.

RISK FACTORS

An investment in our Company involves a substantial risk of loss. You should carefully consider the risks described below, before you make any investment decision regarding our Company. Additional risks and uncertainties, including those generally affecting the market in which we operate or that we currently deem immaterial, may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline.

The following risk factors are not exhaustive and the risks discussed herein do not purport to be inclusive of all possible risks but are intended only as examples of possible risks to investment. To facilitate understanding of the various business risks applicable to our Company and the strategic alliance companies through which we intend to operate our business during the foreseeable future, the risk factors discussed herein address our Company together with the risks applicable to the strategic alliance companies. Note that if the Company does not obtain approval of the shareholders of target acquisition companies or if the Company is unable to acquire necessary approvals and consents from third parties or governmental authorities with respect to activities contemplated by our business model, the Company may not be able to pursue its business model.

New Venture Risks

Our future performance may be difficult to predict.

On March 3, 2008, we issued a press release announcing a change in our business model and announced our plans to create a strategic alliance with the BQT Group. On May 1, 2008, the Company entered into an Amended and Restated Securities Purchase Agreement with the BQT Group.

We have initiated a new business model, but we have no operational history upon which an evaluation of our future success or failure can be made. We are initially conducting our new business operations through strategic alliances in which we are making significant capital investments. Although Rudana Investment Group AG, the Company’s majority shareholder, has made an undertaking to the Company to fulfill the commitments to finance certain of our strategic alliance investments, we have limited operating capital. As of the date of this Report we have only nominal assets. Our ability to achieve and maintain profitability and positive cash flow is dependent upon raising funds and our ability to generate revenues through our strategic alliances. Because of the numerous risks and uncertainties associated with our new business model, we are unable to predict with any certainty when or if we will achieve profitability. If we do not generate revenues or if our expenses increase at a greater rate than our revenues, we will not become profitable. Even if we do become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

We have recently changed our business model. Therefore, our past performance cannot be relied upon as an indication of future results.

The Company has no history of operations. Our most recent financial statements will therefore not provide sufficient information to assess our future prospects. Our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to unforeseen expenses, complications and delays, established competitors and other factors.

The fact that we have experienced only losses to date and that our auditors have issued an opinion expressing the uncertainty of our company to continue as a going concern may deter potential investors and lenders from providing financing. If we continue to experience losses and fail to secure additional financing, we may ultimately cease doing business or seek protection from creditors under applicable bankruptcy laws.

Our auditors issued an opinion in their audit report as of March 30, 2008 expressing uncertainty about the ability of our Company to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits from our operations. The going concern uncertainty expressed in their audit opinion could make it more difficult for us to secure additional financing on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain. If our losses continue and we are unable to secure additional financing, we may ultimately cease doing business or seek protection from creditors under applicable bankruptcy laws.

For our Company to pursue its strategy for growth, we will need to raise additional funds either through borrowing or the issuance of equity or convertible debt securities. If we are unable to obtain supplemental funding our business could be materially harmed.

Our acquisition and internal growth strategy requires substantial capital investment. Capital will be needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary for the expansion of our existing operations. Our future capital requirements will depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

If we cannot raise capital, we may have to suspend or cease operations.

Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse affect on our business. As a result, we could have to suspend or cease our operations.

Should the Company borrow funds in the future, the Company will be burdened with debt with significant interest rates.

The Company will need additional funds to implement its business plans. Should the Company borrow to implement these plans, the Company will be burdened with interest payments, which may be difficult to pay.

Risks Relating to our Products and Services

We will attempt to sell our products in an evolving market.

We anticipate that our products and services will be targeted to both governmental and private sector customers. These markets and the types of products and services sold in these markets are in an emerging stage of development. Our ability to grow will depend in part on the rate at which markets for our products develop, and on our ability to adapt to emerging demands in these markets.

Our success or failure in responding to market changes will impact our Company’s overall results.

Factors that will affect our operating results will include demand in the markets that we serve and our ability to design and release new products that meet customer needs and to do so quickly and cost effectively. The demands of our customers will be influenced by general economic conditions in the countries where we intend to operate and where our products are eventually marketed, as well as changes in accounting principles or practices, exchange rates, interest rates, tax rates and tax withholding.

Geopolitical developments, terrorist attacks and government mandates may cause sharp fluctuations in the demand for our products.

A decline in security-related spending, or a shift away from solutions that we market, could hurt our prospective sales, put pressure on our prices and reduce our revenues and margins.

The financial status of our customers will impact our Company’s results.

If our prospective customers do not have adequate financing to purchase our products and services, our business may fail.

The lengthy sales cycles of our products may cause our revenues to fluctuate substantially.

The customers who will be evaluating our products will often be making complex and long range choices to implement or enhance substantial security projects. Larger prospective customers may require longer periods of time to evaluate our products and place orders. As a result, our products may have long sales cycles. Sales may time to time be delayed or cancelled for reasons beyond our control. Such delays and cancellations could significantly affect our results of operations.

We will depend on our ground stations, and these stations will be vulnerable to disruption.

Our planned ground station centers will be vulnerable to damage or interruption caused by human error, international conflict, power failure, or natural disaster. The occurrence of such events could disrupt the delivery of our services.

We may encounter program delays in connection with the construction and launch of our satellites.

We may be unable to launch our satellites in a timely fashion. The construction of the satellites we will utilize and their related ground systems will require a large amount of technical and engineering work. Various elements of our plan to build and launch satellites are interconnected with other areas of our strategy, and delays in one area of our program could cause delays in other areas. Should the Company contract to build and launch a satellite within a particular time frame, and then fail to achieve this goal, the Company will receive less in revenues than expected or may face litigation, either of which could cause a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that our satellites will operate as designed.

Satellites will employ advanced technologies. Some of these technologies may operate in a different fashion than anticipated, either because of problems with satellite itself or human operators. Even if a satellite is operated properly, minor technical flaws could significantly degrade their performance, which could materially affect our ability to market our products successfully. Our business model depends on our ability to (i) build and launch satellites; and (ii) sell imagery from the satellites of others. Should either our satellites or those of third parties we depend on fail to meet expectations, the loss of a satellite could materially affect our operations and financial condition.

Satellites may fail and are difficult to replace.

The satellites we will depend upon in the course of our business will be exposed to extreme environmental conditions and may periodically experience complete or partial failure. In the event of such failures, replacing such satellite may be challenging and time consuming. The difficulty of replacing satellites is complicated by the fact that the satellites are in space.

We cannot assure you that the third party satellites we will depend on will operate successfully in space. In addition, we cannot assure you that we will successfully launch any satellite of our own, or that, if launched, our satellites will operate successfully.

We cannot assure you that the market will accept our satellite image products and services.

The Company’s future success will depend on existing markets accepting our imagery products and services and on the emergence of new markets. Part of our business plan is based on the assumption that we will generate significant future revenues from sales of high-resolution imagery in new markets. It is difficult to accurately predict the size of the market and the market acceptance of our products and services. We cannot accurately predict whether our products and services will achieve acceptance in existing markets or whether new markets will emerge.

We may not successfully compete in the remote imaging industry.

Our products and services will compete with satellite and aircraft-based imagery and related products and services offered by a range of private and government providers. Certain of these competitors may have greater financial, personnel and other resources than we have. Some of our major existing and potential competitors for high-resolution satellite imagery include: Space Imaging Inc., DigitalGlobe Inc. and Geoeye Inc.

There are several entities which could compete with us for high-resolution satellite imagery customers in the future. These competitors include National Remote Sensing Agency, Department of Space, Government of India; RADARSAT International (Canada); ImageSat International N.V. (Israel) and Spot Image SA (France).

The U.S. and foreign governments may also develop, construct, launch and operate remote imaging satellites that generate imagery competitive with our products and services. The U.S. government could reduce its purchases from commercial satellite imagery providers or decrease the number of companies with which it contracts. Similarly, foreign governments may launch their own imagery satellites rather than purchasing imagery from commercial imagery providers such as us. In addition, such governments could sell imagery from their own satellites, which would compete with our imagery products.

Our competitors or potential competitors with greater resources than ours could in the future offer satellite-based imagery or other products having more attractive features than our products. The emergence of new remote imaging technologies could negatively affect our marketing efforts. In addition, if competitors continue to develop and launch satellites with more advanced capabilities and technologies than ours, our business and results of operations could be harmed.

Rapid Growth

We could have substantial difficulty addressing the challenges of rapid growth.

If demand for our products increases rapidly, we will need to either increase our internal production capacity or implement additional outsourcing. Success in developing, manufacturing and supporting a limited volume of products does not guarantee that the Company will experience comparable success in operations conducted on a larger scale. Modifying our procedures and facilities to adjust to increased may delay delivery of our products. Manufacturing efficiencies, yields and product quality may decline as the Company expands over time. If we are unable to meet the demand of our customers and deliver products quickly and cost effectively, customers may turn to our competitors. The costs and risks associated with implementing new technologies, methods and processes, including the purchase of new equipment, and any resulting delays, inefficiencies and loss of sales, could harm our results of operations.

The failure to manage growth will create risks. Should we fail to manage our growth effectively, the future expansion of the Company’s operations may lead to losses.

The growth and expansion of our operations could place a significant strain on our limited personnel, management and other resources. We must attract, train, motivate and manage new employees to develop operational, management and information systems and controls. There can be no assurance that our systems, procedures or controls will be adequate to support future operations or that our management will be able to achieve the rapid execution necessary to exploit the market for our business model. The failure to effectively manage growth could have a material adverse effect on our business, financial condition, results of operation and prospects.

Competition

We anticipate facing substantial competition from older, more established companies.

We anticipate that the Company will be competing against companies with longer operating histories, more established products, superior name recognition, greater financial resources and longer standing customer relationships than we have. We face substantial competition. Many companies are actively developing and marketing detection, surveillance products as well as satellite image delivery systems and software products that compete against our Company, or may soon do so. Our competitors include very large and experienced enterprises. Our larger competitors may be able to better manage large or complex contracts, maintain a broader geographic presence, compete more effectively on price, or provide a greater level of customer support.

We may face substantial competition from new entities which may enter the market.

Our competitors may also include companies which may enter the market in the future. Our competitors may successfully develop technologies that outperform our technologies, respond better to customer requirements, cost less or otherwise gain greater market acceptance.

Innovation

Our ability to compete depends on our ability to innovate successfully and quickly.

We may lose our competitive position if we fail to innovate and develop new products quickly. Advanced technologies are evolving rapidly, product life cycles are short and technologies can quickly become obsolete. Our ability to compete will depend on our ability to design, develop, manufacture, assemble, test, market, sell and support new products and enhancements quickly and cost effectively. The success of our business will depend on our ability to respond to evolving government and industry standards and changing customer needs. If we develop new technologies which fail to gain acceptance in the market, we will not recoup the costs of such development, and we will have to attempt to develop new technologies and products, at an additional expense.

International Operations

The Company will face the challenges and uncertainties associated with selling its products internationally.

We anticipate that a high percentage of our sales will be conducted outside of the United States, which will subject us to particular risks of doing business internationally. We will face a number of challenges, including the increased complexity and costs of managing and staffing international operations, compliance with foreign technical standards, compliance with foreign laws and regulations, longer and possibly more difficult collection of receivables, limited protection of our intellectual property, limited ability to enforce legal rights and remedies and foreign currency exchange fluctuations relating to our international operating activities.

Reliance on third-party suppliers

The Company’s success will depend on its suppliers.

We anticipate purchasing component parts used in the manufacture of our products from third-party suppliers. We will depend on these suppliers and the quality of their products. However, we may have limited control over such products. From time to time in the future, our suppliers may experience shortages, delays or transportation problems in obtaining components for delivery to us. As a result, we may not be able to supply products in a timely manner or with the quality required by our customers. Consequently, our revenues and customer relationships could be harmed by the failures of our suppliers.

Employees

The Company’s success will depend heavily on its management, and should the Company fail to hire and retain the appropriate management and other personnel, the Company will be adversely effected.

Our ability to operate and grow our business effectively will depend on hiring and retaining key employees and management. Our success will depend on the skills, experience, relationships and technical knowledge of our personnel. If we lose the services of any of our key personnel or are unable to hire competent personnel, our business could be harmed. The loss of key employees could reduce the sales of our products, slow our growth and otherwise harm our business. We will face intense competition for the services of highly skilled scientists, engineers and other technical personnel we will require.

The officers and directors of the Company will have other professional responsibilities to fulfill.

All of our officers have divided responsibilities which could divert management time and create potential conflicts of interest. Mr. Gerald Sullivan, Chief Financial Officer and Dr. Riccardo Maggiora, Chief Technology Officer, respectively, serve the Company only on a part time basis. Our new Chief Executive Officer commencing his services on July 1, 2008 will also serve on a part-time basis. Some of our other executives may serve in outside capacities and on other boards from time to time, as well. These divided responsibilities may divert management time from our business and could create potential conflicts of interest.

The Company’s dependence on management creates risks. The loss of our experienced officers and key employees could adversely affect our business.

The Company’s plan for success is dependent, in large part, on the active participation of its executive officers. The loss of their services would materially and adversely affect our business and future success. We do not have key-man life insurance in effect at the present time.

Future Acquisitions

The Company’s strategy for growth includes acquisitions, which may be costly to implement and difficult to manage.

The successful execution of the Company’s acquisition strategy will depend on many factors, including identifying suitable companies, negotiating acceptable terms, successfully consummating the acquisitions and obtaining the required financing on acceptable terms. The Company will be exposed to risks that we may incorrectly assess new businesses and technologies. We may fail to realize the anticipated benefits from these acquisitions or fail to exploit anticipated opportunities. We may face difficulties retaining the qualified personnel of acquired businesses, managing relationships with customers and integrating newly acquired businesses and operations into our existing infrastructure. Our acquisition strategy may require more capital and result in more expenses than we anticipate.

As part of our acquisition strategy, we intend to evaluate transactions that are large in relation to our current size. One or more such transactions, should it occur, may entail risks that are currently unforeseen. A large acquisition or similar transaction could entail fundamental changes to the nature of our business and assets, and could result in changes in our strategic direction that may ultimately prove unsuccessful.

On March 3, 2008, we issued a press release announcing a change in our business model and announced our plans to create a strategic alliance with the BQT Group. On May 1, 2008, the Company entered into an Amended and Restated Securities Purchase Agreement with the BQT Group. If the Company does not complete its acquisitions relating to the BQT Group, the Company nonetheless intends to pursue its business model with other acquisitions.

We are initially conducting our new business operations through strategic alliances in which we are making significant capital investments. Although Rudana Investment Group AG, the Company’s majority shareholder, has made an undertaking to the Company to fulfill the commitments to finance certain of our strategic alliance investments, we have limited operating capital. As of the date of this Report we have only nominal assets.

The Company could face challenges from an inappropriate acquisition.

There may be costs and liabilities that we fail or are unable to discover in the course of performing due diligence investigations on each company or business that we may acquire. If acquisition purchase prices, liabilities and transaction costs exceed our estimates, we may need to raise more capital by incurring debt or issuing more stock, which may significantly reduce the equity interests of our stockholders.

The Company will face challenges relating to the integration of its new business.

We may have difficulty integrating those businesses we acquire into the Company. Our Company is being formed by acquiring a number of geographically and technologically diverse businesses and we will continue to seek to selectively acquire companies or assets that we believe will complement or extend our existing businesses. We expect that integrating our acquisitions will be a difficult, complex, time-consuming and expensive process that could place significant demands on our management and financial resources. In the future, we may encounter risks associated with the integration of our acquired businesses, such as the difficulty of coordinating geographically dispersed operations, workforces and corporate cultures, the difficulty of integrating our operational, financial and management information systems, internal controls and reporting systems as we seek to establish uniform standards, controls, procedures and policies across our company, increased operating expenses resulting from management, transaction and other costs associated with our acquisition and integration activities. Part of our business strategy is to allow each strategic alliance company to maintain a high degree of operational autonomy while integrating certain management, administrative and sales functions. Accordingly, we may have difficulty integrating businesses that operate independently from one another into our corporate structure. If we fail to successfully integrate our businesses, we may not be able to achieve operating economies or synergies that help reduce expenses or increase revenues, and we may not be able to broaden our product offering in a timely manner to remain competitive.

The Company may be exposed to unknown liabilities from acquired businesses.

The Company may be exposed to liabilities associated with acquired companies or assets.

The Company may not be able to fully benefit from new acquisitions.

The Company may fail to realize the potential of acquired technologies, complete product development, or properly obtain or secure appropriate protection of intellectual property rights.

The acquisition of new businesses may undermine the success of the Company’s existing businesses.

The acquisition of new businesses may lead to a diversion of our management’s attention and our Company’s resources from other business matters.

The Company may have difficulties relating to the reporting requirements associated with newly acquired businesses.

If we are unable to maintain an accurate system of internal controls for SEC reporting purposes, we may not be able to accurately report our financial results, which could adversely affect our stock price.

Divestitures

The Company may be periodically required to divest underperforming assets.

We may in the future determine that it is advisable to divest ourselves of certain assets or businesses to reflect changes in our strategy, or to eliminate non-performing assets. Such divestitures, should they occur, may result in losses to the Company. There may also be costs and liabilities that we incur or retain in connection with these divestitures. We may be unable to successfully divest non-strategic assets.

Legal Liability

The Company may suffer losses caused by legal liability.

We may face legal liability for damages caused by the actual or alleged failure of the technologies or services that we will supply. Our products may be utilized in response to an emergency, which may increase our legal liability. Many of our technologies are new and may not perform as desired, and we may face liabilities related to these products.

The Company may be unable to secure appropriate insurance.

There is no certainty we can secure adequate insurance coverage at an appropriate cost, and even if we do obtain such insurance, it is impossible to insure against all the risks that we will face. Insurance market conditions at the time we are in the market for insurance, such as failure of a satellite using similar technology, could cause insurance premiums to be higher than our current estimates. Higher premiums on insurance policies will increase our costs. Should the future terms of launch and on-orbit insurance policies become less favorable than those currently available, this may result in limits on amounts of coverage that we can obtain or may prevent us from obtaining insurance at all.

The Company may have inadequate insurance coverage in the event of legal liability.

Claims which are in excess of or otherwise not covered by indemnity or insurance could harm our financial condition and operating results. Our insurance policies may also contain deductibles, limitations and exclusions which increase our costs in the event of a claim.

Intellectual Property

The securing and maintaining the Company’s international property rights will be crucial to the Company’s success.

Our success and competitive position will depend on our ability to obtain and protect intellectual property. Should the Company fail to protect its intellectual property rights, the Company’s ability to compete effectively would be reduced. A failure to protect our intellectual property could adversely impact our ability to secure additional contracts and preserve market advantages. In addition, such failure would undermine our ability to defend ourselves from any third party claims that we are infringing others’ intellectual property rights. We expect to rely upon a combination of patents, copyrights, trademarks, service marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property. However, we anticipate that we may not be able to protect all of our processes or technologies. Others may attempt to copy or otherwise obtain and use our proprietary technologies without our consent. Our efforts to protect our intellectual property rights may not prevent challenges to our intellectual property rights, prevent our competitors from independently developing similar products, or otherwise provide adequate protection for our intellectual property rights.

Unauthorized Use of Technology

Preventing violations of the Company’s intellectual property will be significant challenge.

Monitoring the unauthorized use of our technologies throughout the world will be a difficult task. There is a substantial risk that our customers or their affiliates, partners and end-user customers may attempt to copy or otherwise obtain and use our intellectual property without our consent. We may find it necessary to litigate to protect our intellectual property. Legal disputes with customers could substantially harm our relationships and sales. Litigation is inherently uncertain, and an adverse outcome could subject us to significant liability for damages or invalidate our proprietary rights. The complexity of the technology involved and inherent uncertainty and cost of intellectual property litigation increases our risks.

The Company may be successfully accused of violating the intellectual property rights of others.

Third parties may claim that we are infringing on their intellectual property rights. We may violate the rights of others without our knowledge. We may expose ourselves to additional liability if we agree to indemnify our customers against third party infringement claims. If a litigant establishes that we are infringing its intellectual property rights, or that our intellectual property rights are invalid, we may be forced to change our products, services, or manufacturing processes, and such changes may be expensive or impractical. We may then be forced to seek royalty or license agreements from such litigant. If we are unable to agree on acceptable terms, we may be required to discontinue the sale of key products or halt other aspects of our Company’s operations. In addition, we may also be liable for significant financial damages for a violation of intellectual property rights.

Even an unsuccessful claim against the Company could harm us.

Even if intellectual property claims brought against us are without merit, they may result in litigation which could be costly and time consuming, and may divert our management and key personnel from operating our business.

International intellectual property risks

The Company’s defense of its intellectual property may be complicated by the international nature of our business.

Our efforts to protect our intellectual property may be less effective in some foreign countries where intellectual property rights are not as well protected as in the United States. The laws of some foreign countries, including certain countries in which we intend to sell our products, protect intellectual property rights less broadly than do the laws of the United States. Many companies have encountered substantial problems in protecting their proprietary rights in such countries, and there is a risk that we will encounter similar problems. If our competitors in these countries copy and utilize our technology without our permission, our sales and operations may be undermined.

Environmental Regulation

The Company will be exposed to costs related to environmental regulation and compliance.

Our business will be subject to environmental regulations that could result in compliance costs. In addition, we may be required to incur significant additional costs to comply with environmental laws and regulations in the future.

The Company could be exposed to costs related to environmental remediation.

Any violations or liability under environmental laws could harm our business. We will be subject to environmental and safety laws which could impose liability. We cannot completely eliminate the risk of contamination or injury, and, in the event of such an incident, we could be held liable for any damages that result.

Government Contract Risks

In the event that the Company does business with government agencies, the Company will be required with to comply with additional regulatory requirements.

In the event that the Company does business with the U.S. Government or foreign governments, we will be subject to particular laws and regulations relating to the formation, administration and performance of government contracts and subcontracts there under. These laws and regulations will impact how we can do business as a contractor or subcontractor to such government customers and may our business to additional risks and expenses. We may be required to obtain governmental authorizations and approvals to conduct our business. Laws and regulations may require the certification and disclosure of cost and pricing data in connection with certain contract negotiations, impose rules that define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based government contracts, restrict the use and dissemination of information classified for national security purposes and the export of certain products and technical data and may impose requirements relating to ethics and business practices, which may carry criminal penalties for noncompliance ranging from monetary fines and damages to loss of the ability to do business with the government.

Doing business with governments will expose the Company to the risk that such contracts may be cancelled.

There are inherent risks in contracting with governments. Governments can typically terminate, reduce orders or otherwise modify any of its contracts for its convenience (i.e., without cause) whether or not we have failed to perform under the terms of the applicable contract. Government contracts may also be terminated if the country’s legislative body fails to allocate and provide funds for payment of the contract. In such case, the government would not be required to pay us for the lost profits for the unperformed work.

Government contracts may contain highly punitive clauses.

Government contracts and related regulations may contain provisions that allow the government to unilaterally suspend us from receiving new contracts pending resolution of any alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our services and associated materials.

The Company may be audited or investigated by a government agency.

Government agencies, in the United States and elsewhere, frequently have the authority to conduct routine audits and investigations of government contractors to monitor their performance, cost allocations, cost accounting and compliance with applicable laws, regulations and standards. Such government agencies may have the right to audit the Company’s costs even after the completion of work for a government customer and after we have booked the corresponding revenue. Government agencies also may review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allowed or improperly allocated to a specific contract may not be reimbursed, and any such costs that have already been reimbursed may have to be refunded. Notwithstanding on-going compliance, we may be responsible for any past compliance failures by the companies we may acquire in the future. Responding to governmental audits, inquiries, or investigations may involve significant expense and divert the attention of our management. If a government review or investigation uncovers improper or illegal activities, the Company and its management may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, damages, fines and suspension or debarment from doing business with government agencies. In addition, our reputation could be seriously harmed by allegations of impropriety, even if unfounded.

Security Matters

The Company’s business will involve national security issues, and accordingly, governments may require our employees to have certain security clearances.

The Company’s business may depend upon its employees’ obtaining and maintaining required government security clearances in a number of different countries. Obtaining and maintaining security clearances for employees is often a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances in the various countries in which we intend to do business. If our employees are unable to obtain or retain security clearances, or if our employees who hold security clearances end their employment with us, we may face delays in fulfilling contracts in certain countries, or be unable to fulfill or secure new contracts, for customers involved in certain classified work.

The Company’s involvement with national security issues could expose it to special liabilities.

Any breach of security for which the Company or its employees are responsible could seriously harm our business, damage our reputation and make us ineligible to work on any classified programs.

Tax Audits

The Company may be exposed to a tax audit.

The Company’s U.S. federal and state tax returns may be audited by the U.S. Internal Revenue Service (the “Service”). An audit may result in the challenge and disallowance of deductions claimed by the Company. Further, an audit of the Company could lead to an audit of one or more investors and ultimately result in attempts to adjust investors’ tax returns with respect to items unrelated to the Company. The Company is unable to guarantee the deductibility of any item it acquires. The Company will claim all deductions for federal and state income tax purposes which it reasonably believes it is entitled to claim. In particular, it will elect to treat as an expense for tax purposes all interest, management fees, taxes and insurance. The Service may disallow any of the various elements used in calculating Company expenses, thereby reducing federal income tax benefits of an investment. To the extent that any challenge or disallowance is raised in connection with a tax return filed by an individual shareholder, the cost of any audit and/or litigation resulting there from would be born solely by the affected shareholder. In the event the Service should disallow any deductions on behalf of the Company, the directors, in their sole discretion, will decide whether to contest such disallowance. No assurance can be given that in the event of such a contest the deductions would be sustained by the courts. If the disallowance of any deductions results in an underpayment of tax, investors would also be responsible for interest on the underpayments.

U.S. Export Control Regulations

The Company will be required to comply with U.S. export control regulations, and this will limit the Company’s ability to sell certain types of products.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export our products and we may incur regulatory penalties for past compliance failings of our acquired companies. We must obtain a license from the U.S. government before we may export certain products or technologies from the United States. We cannot be certain that we will obtain any licenses required to export our products to foreign customers or receive authorization from the U.S. government for sales to foreign governments. Export control regulations have recently precluded the delivery of radar products from the Unites States. Any seizure or delay in shipment of our products for failure to obtain a required export license could harm our financial condition and results of operations.

The U.S. government may limit our ability to distribute satellite images to certain parties in order to address national security or foreign policy concerns. Actual or threatened interruptions or limitations on our service could adversely affect our ability to market our products abroad. In addition, the U.S. Government may in certain circumstances have the right to review and approve our agreements with international customers for high- resolution optical imagery. Such reviews could delay or prohibit us from executing new international distributor agreements.

In connection with planned distributor agreements, we may in the future supply our international customers with earth stations that enable customers to downlink data directly from our satellites. Exporting these earth stations and technical information relating to these stations may require us to obtain export licenses from the U.S. Government. If the U.S. Government does not issue these export licenses in connection with future exports, or if these licenses are significantly delayed or contain restrictions, or if the U.S. Government revokes, suspends or denies a request for renewal of existing licenses, our financial condition and results of operations could be materially adversely affected.

Export control laws may also inhibit the free interchange of technical discussions among our employees.

Absent license authorization from the appropriate agency, any of our U.S. technologies related to military or dual-use products cannot be discussed with our foreign national employees, nor with our foreign subsidiaries. U.S. and any applicable foreign licensing requirements may delay product development and other engineering or sales activities.

Export control laws will require us to expend time and expense on compliance issues.

Our subsidiaries will have to adopt formal export compliance programs prior to being acquired by us.

The Company may face fines and other penalties for breaches of export laws.

Export control agencies are authorized to impose monetary penalties or even to suspend export privileges in the event of breaches of applicable laws and regulations. We cannot entirely eliminate the possibility that such agency action may occur.

Foreign Approvals

Our customers and distributors will need approval from foreign governments.

Our customers or distributors will be responsible for obtaining local regulatory approval from the governments in the countries in which they operate to receive imagery from satellites to earth stations within such countries. If these regional distributors are not successful in obtaining the necessary approvals, we will not be able to distribute real time imagery in those regions. Our inability to offer real time service in a significant number of foreign countries could negatively affect our business. In addition, regulatory provisions in countries where we wish to operate may impose unduly burdensome restrictions on our operations.

Foreign governments may take actions harmful to U.S. Companies.

Our business may also be adversely affected if the national authorities where we plan to operate adopt treaties, regulations or legislation unfavorable to foreign companies.

Foreign distributors and domestic value-added resellers may not expand commercial markets.

We expect to rely on foreign regional operators to market and sell internationally a significant portion of our satellite imagery. We also intend to rely on foreign regional distributors in overseas markets. We expect our existing and future foreign regional distributors to act on behalf of, or contract directly with, foreign governments to sell imagery for national security and related purposes. These regional distributors may not have the skill or experience to develop regional commercial markets for our products and services. If we fail to enter into regional distribution agreements on a timely basis or if our foreign regional distributors fail to market and sell our imagery products and services successfully, these failures would negatively impact our business, financial condition and results of operations, and our ability to service our debt.

We intend to rely on value-added resellers to develop, market, and sell our products and services to address certain target markets. If our value-added resellers fail to develop, market and sell our products and services successfully, this failure would negatively affect our business, financial condition and results of operations, and our ability to service our debt.

Our international business exposes us to risks relating to increased regulation and political or economic instability in foreign markets.

We expect to derive substantially all revenues from international sales of our products and services. International operations are subject to certain risks, such as: (i) changes in domestic and foreign governmental regulations and licensing requirements; (ii) deterioration of relations between the United States and a particular foreign country; (iii) increases in tariffs and taxes and other trade barriers; (iv) changes in political and economic stability, including fluctuations in the value of foreign currencies, which may make payment in U.S. dollars, as provided for under our existing contracts, more expensive for foreign customers; (v) actual or potential political upheaval in the countries in which the Company intends to sell its products and services; (vi) the nationalization of certain industries; (vii) the introduction of payment restrictions by central banks; (viii) changes in the laws and policies of the governments in such countries regarding the convertibility of currencies; and (ix) difficulties in obtaining or enforcing judgments in foreign jurisdictions. These risks are beyond our control and could have a material adverse effect on our business.

Securities Reporting Compliance

Securities Compliance may be expensive and time consuming for our management.

Compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under, including, the Sarbanes-Oxley Act of 2002 and related requirements will be costly and will place a significant burden on our management. At the present time, the Company has only a limited history of operating with the internal controls and procedures required of a public company. We expect to commence documenting, reviewing, and where appropriate, improving our internal controls and procedures in anticipation of being a NASDAQ listed company and eventually being subject to Section 404 of the Sarbanes-Oxley Act of 2002, which will require management assessments of the effectiveness of our internal control over financial reporting. Management will be required to conduct an annual evaluation of our internal control over financial reporting and include a management report on our internal control over financial reporting, along with a report by our independent registered public accounting firm addressing these assessments, beginning with our Annual Report on Form 10-K for the year ended December 31, 2008. We cannot assure you that measures we have taken, or future measures we may take, will enable us to provide accurate and timely financial reports, particularly if we are unable to hire additional personnel in our accounting and financial department, or if we lose personnel in this area. Any failure to maintain an effective system of internal controls, or any other problems with our financial systems or internal controls, could result in delays or inaccuracies in reporting financial information or failure to comply with SEC reporting and other regulatory requirements. Any of these situations could adversely affect our business and stock price.

Estimates must be made in connection with the preparation of financial reports. If changes must be made to financial reports, we could be adversely affected.

We follow accounting principles generally accepted in the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that our estimates and judgments are reasonable and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates and this could require us to record adjustments to expenses or revenues that could be adversely material to our financial position and results of operations.

Control by Existing Stockholders

A majority of the Company’s common stock is owned by a single investor.

Rudana owns approximately 82% of the issued and outstanding shares of common stock of the Company. This concentration of ownership could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, or could otherwise delay or prevent a change in control transaction or other business combination, which could in turn have an adverse effect on the market price of our common stock. As long as this concentration of ownership persists, it is unlikely that any other holder or group of holders of our common stock will be able to affect the way we are managed or the direction of our business. The interests of the control group of shareholders could conflict with the interests of other shareholders. In addition, we may adopt amendments to our organizational documents and applicable state law which have anti-takeover provisions that could delay or prevent a change in control of our company.

Stock Option/Purchase Plans

The granting of stock options and other rights to employees may dilute shareholder ownership.

The Company plans to attract and retain employees in part by offering stock options and other purchase rights for a significant number of shares of common stock. The Company has granted stock options to certain officers and directors. The issuance of shares of common stock pursuant to these options, and options issued in the future, will have the effect of reducing the percentage of ownership in the Company of the then existing shareholders.

Limitations of Liability; Indemnification

The Company may indemnify its officers and directors.

The Articles of Incorporation, By-Laws and the Nevada Revised Statutes, as amended contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors under certain circumstances. Such provisions may discourage shareholders from bringing a lawsuit against directors for breaches of fiduciary duty, even though such action, if successful, might otherwise have benefited the Company’s shareholders. A stockholder’s investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against the Company’s officers or directors are paid by the Company pursuant to such provisions.

The Nevada Revised Statutes provides that a director or officer of the Company generally shall not be personally liable to the Company or its stockholders or creditors for monetary damages for acts and omissions in his or her capacity as an officer or director unless it is proven that such act or omission constituted a breach of fiduciary duty as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

The Articles of Incorporation provide that the Company shall indemnify its directors and officers against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him or her in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he or she may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or her or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he or she shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his or her duties as such officer or director.

In addition to the indemnification provided for in its Articles of Incorporation and By-Laws, the Company may enter into agreements to indemnify its directors and officers. Under these agreements, the Company will be obligated to indemnify its directors and officers for expenses, attorneys’ fees, judgments, fines and settlement amounts incurred by any director or officer in any action or proceeding arising out of the director’s or officer’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

Certain officers and directors of the Company are citizens and residents of countries other than the United States.  In the event that shareholders of the Company seek legal remedies against such directors and officers, the citizenship and residence of these individuals may adversely affect the ability of shareholders to seek recourse.

Service of process and the collection of a judgment against an individual who is not a resident of the United States may take a greater length of time, and may involve a greater level of complexity and expense than against a person who is located in the United States.  This may adversely affect the ability of shareholders to seek recourse against officers and directors and to recover any judgments.

Risks Related To Investing In Our Common Stock

Investors may have difficulty selling the common stock. Investors may therefore lose all or a significant portion of their investment.

Our common stock trades on the OTC Bulletin Board. The stock price may be volatile. The sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities and Exchange Commission may have a substantial adverse effect on any such market. The market price of our common stock may be subject to wide fluctuations in response to several factors including the following:

•	Our ability to execute our business plan and significantly grow our business;
•	Our ability to generate brand loyalty among target consumer segment car buyers;
•	Increased competition from competitors who offer competing services; and
•	Our financial condition and results of operations.

As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Shareholders also may experience greater difficulties in attempting to sell the stock than if it was listed on a self-regulated national stock exchange.

We do not anticipate paying cash dividends. This may deter certain investors and adversely affect our stock price.

We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Rather, we intend to retain any cash flow we generate for investment in our business. Accordingly, our common stock may not be suitable for investors who are seeking current income from dividends.

Because the market for our common stock is limited, investors may not be able to resell their shares of common stock. Investors should therefore assume that any investment in our Company will be illiquid for the foreseeable future.

Our shares of common stock trade on the Over-the-Counter-Bulletin-Board quotation system. Trading in our shares has historically been subject to very low volumes and wide disparity in pricing. Investors may not be able to sell or trade their shares of common stock because of thin volume and volatile pricing with the consequence that they may have to hold your shares for an indefinite period of time.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws. These restrictions may adversely affect the ability of investors to resell their shares.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Future sales of the Company’s common stock by the Company could cause our stock price to decline.

There is no contractual restriction on our Company’s ability to issue additional shares. We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Company of our common stock in the public market, or the perception that sales by the Company may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

 If the Company raises additional funds through the issuance of equity or convertible debt securities, the ownership of current shareholders will be diluted.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters.
If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share and such equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

Our stock price may be volatile.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, political, military and security developments in the United States and worldwide, the development of fundamentally new detection, surveillance, active denial systems and software technologies, general and industry-specific economic conditions, changes in financial estimates or recommendations by securities analysts, sales of our common stock or other actions by stockholders with significant holdings, and general market conditions. The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. Future sales of our common stock by our stockholders could depress the price of our common stock.

Where You Can Find More Information

The Company is and expects to remain a “reporting company.” We will therefore be required to continue to file annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”). Members of the public may read and copy any materials which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, as well as other information regarding issuers that file electronically with the SEC. This site is located at http://www.sec.gov.

You may also request a copy of our filings at no cost, by writing or telephoning us at:

4C CONTROLS INC.
Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
Telephone: (212) 886-4590
Attention: Gerald Sullivan
Title: Chief Financial Officer

Item 9.01:  Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued June 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: June 25, 2008